Exhibit 1

SEARS CREDIT ACCOUNT MASTER TRUST II
Floating Rate Class A(X) Master Trust Certificates, Series 2002-3

Placement Agency Agreement

November 22, 2002

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
World Financial Center, North Tower
New York, New York 10080

Ladies and Gentlemen:

                SRFG, Inc. (the "Company"), as originator of Sears Credit Account Master Trust II (the "Trust") and holder of the Seller Certificate, proposes, subject to the terms and conditions stated herein, to cause to be issued and sold from time to time certain of the Master Trust Certificates registered under the registration statement referred to in Section 2(a) (the "Securities"). The Company confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") with respect to Merrill acting as agent (the "Agent") for the sale by the Company of $400,000,000 of its Floating Rate Class A(X) Master Trust Certificates, Series 2002-3 (the "Class A(X) Certificates"). The Company intends to enter into one or more Purchase Agreements (each a "Purchase Agreement") in the form attached hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to place to the investors named in the applicable Purchase Agreement (such investors constituting the "Purchasers" with respect to such Purchase Agreement and the placed Class A(X) Certificates specified therein constituting the "Placed Class A(X) Certificates") the Placed Class A(X) Certificates specified in such Purchase Agreement. The Class A(X) Certificates are to be issued by Sears Credit Account Master Trust II (the "Trust") pursuant to a Pooling and Servicing Agreement, dated as of July 31, 1994, as amended (the "Pooling and Servicing Agreement"), as supplemented by the Series 2002-3 Supplement (the "Series Supplement"), each by and among the Company, as Seller, Sears, Roebuck and Co. ("Sears"), as Servicer, and The Bank of New York (as successor thereunder to Bank One, National Association, formerly known as The First National Bank of Chicago), as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement, as the case may be.

                1.  (a) Subject to the terms and conditions stated herein, the Company hereby agrees that, to the extent it sells Class A(X) Certificates in a direct placement, such Class A(X) Certificates will be sold only through the Agent.

                (b) If agreed upon between the Agent and the Company, the Agent, acting solely as an agent for the Company and not as principal, will use its best efforts to solicit offers for the purchase of the Class A(X) Certificates. The Agent will communicate to the Company, orally, each offer for the purchase of Class A(X) Certificates solicited by it on an agency basis other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Class A(X) Certificates, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Class A(X) Certificates, in whole or in part. The Agent shall make best efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Class A(X) Certificates has been solicited by it on an agency basis and accepted by the Company. The Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Placed Class A(X) Certificates to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Company, the Company shall hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company; except to the extent that such default was due to the willful misconduct or gross negligence of the Agent.

                (c) The Company agrees to pay the Agent a fee in the amount of 0.40% of the principal amount of the Placed Class A(X) Certificates sold through the Agent. Such payment shall be made by wire transfer in immediately available funds on the date of such sale.

                (d) Notwithstanding the foregoing, if on December 3, 2002 any Class A(X) Certificates remain unsold on the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Agent and the Agent agrees to purchase from the Company at a purchase price of 96.0375% of the principal amount of the Class A(X) Certificates remaining unsold at that time, such remaining unsold Class A(X) Certificates. Class A(X) Certificates to be purchased by the Agent shall be delivered by or on behalf of the Company to the Agent, against payment by the Agent or on its behalf of the purchase price thereof by wire transfer to such account as the Company may designate of federal or other immediately available funds. The closing shall take place at Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois 60179 at 8:30 A.M., Chicago Time, on December 3, 2002 or at such other time as may be agreed upon in writing by the parties hereto. The Class A(X) Certificates shall be represented by definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust company. Such definitive certificates will be made available for inspection at least twenty-four hours prior to the Time of Delivery at the office of The Bank of New York, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

                (e) The Company will pay all its expenses, if any, incident to the issuance of the Class A(X) Certificates and the performance of its obligations, if any, under this Agreement.

                2. The Company represents and warrants to, and agrees with, the Agent that:

                (a) A registration statement (File No. 333-71358) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, to the Agent have been declared effective by the Commission in such form (any preliminary prospectus included in such registration statement being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part became effective, being hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to include the documents, if any, incorporated by reference therein pursuant to the applicable form under the Securities Act of 1933, as amended (the "Act"), as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and so incorporated by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Class A(X) Certificates in the form in which it is first filed with the Commission pursuant to Rule 424(b) of Regulation C under the Act, including any documents incorporated by reference therein as of the date of such filing);

                (b) Except for statements in such documents which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements (i) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were so filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) any further documents so filed and incorporated by reference when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain, in the case of documents which become effective under the Act, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which are filed under the Exchange Act with the Commission, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use therein;

                (c) Except for statements in documents incorporated therein by reference which do not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statements modifying or superseding such excluded statements, the Registration Statement and the Prospectus conformed, and any amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not, and will not, as of the applicable effective date as to the Registration Statement and as of the applicable filing date as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agent expressly for use in the Prospectus as amended or supplemented relating to such Securities;

                (d) Upon payment therefor as provided herein and in the Purchase Agreements relating to the Placed Class A(X) Certificates, the Class A(X) Certificates will have been duly and validly authorized and (assuming their due authentication by the Trustee) will have been duly and validly issued, and will be entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement;

                (e) The placement of the Placed Class A(X) Certificates pursuant to any Purchase Agreement, the issuance and sale of any Class A(X) Certificates pursuant to this Agreement and the compliance by the Company with all of the provisions of the Class A(X) Certificates, the Pooling and Servicing Agreement, the Series Supplement, the First Amended and Restated Purchase Agreement dated as of July 31, 1994, as amended (the "First Amended and Restated Purchase Agreement"), by and between the Company and Sears, the First Amended and Restated Contribution Agreement dated as of July 31, 1994 (the "Contribution Agreement"), by and between the

Company and Sears, the Receivables Warehouse Agreement dated as of December 21, 1995 (the "Receivables Warehouse Agreement"), by and between the Company and Sears, this Agreement, the Assignment of Additional Funds, dated as of January 30, 1998, between the Company and the Trustee (the "Assignment of Additional Funds") and such Pricing Agreement will not (i) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement or the Series Supplement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or, (iii) to the best of the Company's knowledge, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company;

                    (f) No consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company is required for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, and securities laws of the various states and other jurisdictions which are applicable to the issue and sale of the Class A(X) Certificates and except for the filing of any financing or continuation statement required to perfect or continue the Trust's and the Company's respective interests in the Receivables;

                (g) The compliance by Sears with all of the provisions of the Pooling and Servicing Agreement, the Series Supplement, the Assignment of Accounts and Sale of Receivables Agreement, dated as of September 15, 1994, as amended (the "Bank Assignment Agreement") between Sears National Bank (the "Bank") and Sears, the First Amended and Restated Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement and this Agreement will not (i) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement, the Series Supplement, the Bank Assignment Agreement, the First Amended and Restated Purchase Agreement and the Contribution Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sears or any subsidiary thereof, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money to which Sears and the Company, Sears Roebuck Acceptance Corp., Sears DC Corp. or Sears National Bank (collectively, the "Designated Subsidiaries") is a party or by which Sears or any Designated Subsidiary may be bound or to which any of the property or assets of Sears or any Designated Subsidiary, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, is subject, (ii) result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of Sears or, (iii) to the best of the Company's knowledge, result in any material violation of any statute or any order, rule or regulation applicable to Sears of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears;

                (h) The Principal Receivables conveyed by the Company to the Trust under the Pooling and Servicing Agreement shall have an aggregate outstanding balance determined as of December 3, 2002 (or a later date agreed to in writing by the parties) (the "Time of Delivery") of not less than $17,505,848,035; and

                (i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                3. The Company agrees with the Agent:

                (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement setting forth the amount of Class A(X) Certificates and the terms thereof not otherwise specified in the Prospectus, the plan of distribution for the Class A(X) Certificates, and such other information as the Company deems appropriate in connection with the offering of the Class A(X) Certificates, and after the date hereof and prior to the Time of Delivery for the Class A(X) Certificates the Company will not make any further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented without first having furnished the Agent with a copy of the proposed form thereof and given the Agent a reasonable opportunity to review the same; to advise the Agent promptly of any such amendment or supplement after such Time of Delivery and to furnish the Agent with copies thereof; and during such same period to advise the Agent, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus, or the suspension of the qualification of the Class A(X) Certificates for sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                (b) Promptly from time to time to take such action as the Agent may reasonably request to qualify the Class A(X) Certificates for sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of placements therein in such jurisdictions for as long as may be necessary to complete the distribution of the Class A(X) Certificates, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) To furnish the Agent with copies of the Prospectus, as amended or supplemented, in such quantities as the Agent may from time to time reasonably request and if, at any time, the delivery of a prospectus is required by law in connection with the placement of Class A(X) Certificates and if, at such time, any event shall have occurred as a result thereof, the Prospectus, as amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Agent and to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

                (d) To cause the Trust to make generally available to holders of the Class A(X) Certificates, in accordance with Rule 158 under the Act or otherwise, as soon as practicable, but in any event not later than forty-five days after the end of the fourth full fiscal quarter (90 days in the case of the last fiscal quarter in any fiscal year) following the fiscal quarter ending after the effective date of the Registration Statement, an earning statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve consecutive months beginning after the effective date of such Registration Statement;

                (e) To pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including the cost of all qualifications of the Securities under state securities laws (including reasonable fees of counsel to the Agent in connection with such qualifications and in connection with legal investment surveys) and the cost of printing this Agreement and any blue sky and legal investment memoranda.

                The Company and Sears agree with the Agent during the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Class A(X) Certificates, of which termination the Agent agrees to give the Company prompt notice confirmed in writing, and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities, except for the certificates of Series 2002-5 of the Trust, of the Company or any other subsidiary of Sears, or any other trust for which the Company or any other subsidiary of Sears is depositor, which represent participation interests in receivables arising under open end credit plans offered by Sears, without the Agent's prior written consent, which consent shall not be unreasonably withheld.

                4. (a)  The Agent has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to enter into and perform its obligations under this Agreement.

                (b) The Agent represents and agrees that it will not place or sell any of the Class A(X) Certificates in any jurisdiction except under circumstances that will result in compliance in all material respects with the applicable laws thereof.

                (c) This Agreement has been duly authorized, executed and delivered by the Agent.

                (d) Upon the execution of this Agreement and the authorization by the Agent of the release of the Class A(X) Certificates, the Agent proposes to offer the Class A(X) Certificates for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

                (e) The Agent represents and agrees that it will not, at any time that the Agent is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to any Class A(X) Certificates, transfer, deposit or otherwise convey any such Class A(X) Certificates into a trust or other type of special purpose vehicle (the "SPV") that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Class A(X) Certificates if such Class A(X) Certificates together with any other securities issued by Sears or its affiliates (including any trust created by Sears or its affiliates) represent more than 10% of the assets of the SPV, without the prior written consent of the Company

                5. The obligations of the Agent hereunder to solicit offers to purchase the Class A(X) Certificates, any obligation of the Agent hereunder to purchase Class A(X) Certificates and the obligations of potential investors to purchase Class A(X) Certificates shall be subject, in the reasonable discretion of the Agent, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery of the Class A(X) Certificates, true and correct, and to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent;

                (b) All corporate proceedings and related matters in connection with the organization of the Company, the validity of the Bank Assignment Agreement, the First Amended and Restated Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Assignment of Additional Funds, the Pooling and Servicing Agreement and the Series Supplement, and the registration, authorization, issue, sale and delivery of the Class A(X) Certificates shall have been satisfactory to counsel to the Agent, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subdivision (b);

                (c) Counsel to the Company shall have furnished to the Agent such counsel's written opinion, dated the Time of Delivery, in form and substance satisfactory to the Agent in its reasonable judgment, to the effect that:

                (i) The Company and Sears have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective states of incorporation;

                (ii) This Agreement has been duly authorized, executed and delivered on the part of the Company and Sears;

                (iii) The placement of the Class A(X) Certificates and the compliance by the Company with all of the provisions of the Class A(X) Certificates, this Agreement, the Pricing Agreement, the First Amended and Restated Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Assignment of Additional Funds, the Pooling and Servicing Agreement and the Series Supplement, will not (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Pooling and Servicing Agreement or the Series Supplement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company, material to the Company, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company, material to the Company, is subject, (b) result in any violation of the provisions of the Certificate of Incorporation, as amended, or the By-Laws of the Company, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Company of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Company, other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each such act and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other than state laws pertaining to the perfection of security interests;

                (iv) To the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears or the Company is required for the consummation by Sears and the Company, as applicable, of the transactions contemplated by the Bank Assignment Agreement, the First Amended and Restated Purchase Agreement, the Contribution Agreement, the Assignment of Additional Funds and the Receivables Warehouse Agreement or for the issue and sale of the Securities except as may be required under the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and except for the filing of any financing or continuation statement required to perfect the respective interests of the Trust, the Company and Sears in the Receivables;

                (v) The compliance by Sears with all of the provisions of this Agreement, the Bank Assignment Agreement, the First Amended and Restated Purchase Agreement, the Contribution Agreement, the Receivables Warehouse Agreement, the Pooling and Servicing Agreement and the Series Supplement, will not (a) conflict with or result in any breach which would constitute a material default under, or, except as contemplated by the Bank Assignment Agreement, the Pooling and Servicing Agreement, the Series Supplement, the First Amended and Restated Purchase Agreement, the Contribution Agreement or the Receivables Warehouse Agreement result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Sears or any subsidiary thereof, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which Sears or any Designated Subsidiary is a party or by which Sears or any Designated Subsidiary may be bound or to which any of the property or assets of Sears or any Designated Subsidiary, material to Sears and its subsidiaries (whether or not consolidated) considered as a whole, is subject, (b) result in any violation of the provisions of the Restated Certificate of Incorporation or the By-Laws of Sears, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to Sears of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over Sears, other than the Act, the Exchange Act, the Trust Indenture Act and the Investment Company Act and the rules and regulations under each such act and other than the securities laws of the various states or other jurisdictions which are applicable to the issue and sale of the Securities and other than state laws pertaining to the perfection of security interests;

                (vi) Each of the Pooling and Servicing Agreement, the Series Supplement, the First Amended and Restated Purchase Agreement, the Contribution Agreement and the Receivables Warehouse Agreement has been duly authorized, executed and delivered on the part of the Company and Sears and, as to each of the Company and Sears, is a valid and binding instrument enforceable in accordance with its terms except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought; the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act; the Trust is not required to be registered under the Investment Company Act; and the Securities have been duly authorized and (assuming their due authentication by the Trustee) have been duly executed, issued and delivered and constitute valid and binding obligations of the Trust in accordance with their terms, entitled to the benefits of the Pooling and Servicing Agreement and the Series Supplement, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

                (vii) The Bank Assignment Agreement has been duly authorized, executed and delivered by Sears and, as to Sears, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

                (viii) The Assignment of Additional Funds has been duly authorized, executed and delivered by the Company and, as to the Company, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or general principles of equity (whether considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

                (ix) Such counsel does not know of any pending legal or governmental proceedings required to be described in the Prospectus which are not described as required;

                (x) The documents incorporated by reference in the Prospectus as amended or supplemented (other than financial, statistical and accounting data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                (xi) The Registration Statement and the Prospectus as amended or supplemented (excluding the documents incorporated by reference therein) (other than financial, statistical and accounting data therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and

                (xii) Such counsel does not know of any contract or other document to which the Company or Sears is a party required to be filed as an exhibit to the Registration Statement or required to be incorporated in the Prospectus as amended or supplemented or required to be described in the Prospectus as amended or supplemented which has not been so filed or described.

                In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company or Sears, its business groups and its subsidiaries and of public officials as to factual matters and upon opinions of other counsel. Such counsel shall also state that: (a) nothing has come to such counsel's attention which has caused such counsel to believe that any of the documents referred to in subdivision (ix) above (other than financial, statistical and accounting data therein, as to which such counsel need express no belief), in each case after excluding any statement in any such document which does not constitute part of the Registration Statement or the Prospectus as amended or supplemented pursuant to Rule 412 of Regulation C under the Act and after substituting therefor any statement modifying or superseding such excluded statement, when they became effective or were filed, as the case may be, contained, in the case of documents which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) nothing has come to such counsel's attention which has caused such counsel to believe that the Registration Statement or the Prospectus as amended or supplemented (other than financial, statistical and accounting data therein, as to which such counsel need express no belief) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                (d) Counsel to the Bank shall have furnished to the Agent such counsel's written opinion, dated the Time of Delivery, in form and substance satisfactory to the Agent in its reasonable judgment, to the effect that:

                (i) The Bank has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America;

                (ii) The compliance by the Bank with all of the provisions of the Bank Assignment Agreement will not (a) conflict with or result in any breach which would constitute a material default, or except for that created by the Bank Assignment Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Bank, material to the Bank, pursuant to the terms of, any indenture, loan agreement or other agreement or instrument for borrowed money known to such counsel to which the Bank is a party, or by which the Bank may be bound, or to which any of the property or assets of the Bank, material to the Bank, is subject, (b) result in any violation of the provisions of the Articles of Association or the By-Laws of the Bank, or (c) to the best knowledge of such counsel, result in any material violation of any statute or any order, rule or regulation applicable to the Bank of any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Bank;

                (iii) To the best knowledge of such counsel, no consent, approval, authorization or other order of, or filing with, any court or any Federal, State or other regulatory authority or other governmental body having jurisdiction over the Bank, which has not already been made or obtained, is required for the consummation of the transactions contemplated by the Bank Assignment Agreement, except for the filing of any financing or continuation statement required to perfect the interest of Sears in the Receivables; and

                (iv) The Bank Assignment Agreement has been duly authorized, executed and delivered on the part of the Bank and, as to the Bank, is a valid and binding instrument enforceable in accordance with its terms, except as the foregoing may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity), or the discretion of the court before which any proceeding therefor may be brought.

                In rendering such opinion, such counsel may rely to the extent such counsel deems appropriate upon certificates of officers or other executives of the Company or Sears, its business groups and its subsidiaries and of public officials as to factual matters and upon opinions of other counsel;

                (e) At the Time of Delivery for such Class A(X) Certificates, Deloitte & Touche LLP shall have furnished to the Agent a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to the Agent as to such matters as it may reasonably request;

                (f) (i) Sears and its subsidiaries (whether or not consolidated) considered as a whole, shall not have sustained, since the date of the latest audited financial statement previously delivered to you, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date of this Agreement there shall not have been any material change in the capital stock accounts or long-term debt of Sears or any material adverse change in the general affairs, financial position, shareholders' equity or results of operations of Sears and its subsidiaries (whether or not consolidated) considered as a whole, the effect of which in any such case described in clause (i) or (ii), in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A(X) Certificates on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

                (g) Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded to Sears senior debt securities by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services ("Standard & Poor's"); provided, however, that this subdivision (g) shall not apply to any such rating agencies which shall have notified you of the rating of the Class A(X) Certificates prior to the execution of this Agreement;

                (h) Subsequent to the date of this Agreement, none of the following shall have occurred (i) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war, (ii) a banking moratorium shall have been declared by United States Federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States shall have occurred, (iii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established by such Exchange, any of which events, in your judgment, renders it impractical or inadvisable to proceed with the public offering or the delivery of the Class A(X) Certificates, or (iv) there shall have been any change in national or international political, legal, tax or regulatory conditions, any of which events, in your judgment, causes a substantial deterioration in the price and/or value of the Class A(X) Certificates;

                (i) At the Time of Delivery, the Class A(X) Certificates shall be rated Aaa by Moody's and AAA by Standard & Poor's;

                (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery for the Class A(X) Certificates certificates satisfactory to you as to the accuracy at and as of such Time of Delivery of the representations, warranties and agreements of the Company herein and as to the performance by the Company of all its obligations hereunder to be performed at or prior to such Time of Delivery and the Company shall have also furnished you similar certificates satisfactory to you as to the matters set forth in subdivision (a) of this Section 5;

                (k) Counsel to the Company shall have furnished to the Agent a letter stating that the Agent may rely on the opinions of such counsel to the Company as delivered to Moody's and Standard & Poor's in connection with the rating of the Securities;

                (l) The conditions to issuance of the Class A(X) Certificates, set forth in Section 21 of the Series Supplement, shall have been satisfied;

                (m) The terms of the Class A(X) Certificates at the Time of Delivery shall materially conform to the terms of the Class A(X) Certificates as described in the Preliminary Prospectus and the Prospectus and such Prospectus shall have been delivered to the Agent at least three Business Days prior to the Time of Delivery and shall not have been modified thereafter; and

                (n) At the Time of Delivery, the Class A(X) Certificates, when combined with the $500,000,000 Floating Rate Class A Master Trust Certificates, Series 2002-3, issued on June 13, 2002, shall have the benefit of subordinated classes representing at least 22% of the Invested Amount of Series 2002-3.

                6.   (a)  The Company and Sears will jointly and severally indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any prospectus relating to the Securities or the Prospectus as amended or supplemented, or any amendment or supplement thereto furnished by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus as amended or supplemented, or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim; provided, however, that neither the Company nor Sears shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Prospectus as amended or supplemented or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Prospectus as amended or supplemented relating to such Securities; and provided, further, that neither the Company nor Sears shall be liable to the Agent or any person controlling the Agent under the indemnity agreement in this subdivision (a) with respect to the Preliminary Prospectus or the Prospectus or the Prospectus, as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of the Agent or controlling person results solely from the fact that the Agent arranged the sale of the Class A Certificates to a person to whom there was not sent or given, at or prior to such sale, a copy of the Prospectus (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to the Agent.

                (b) The Agent will indemnify and hold harmless the Company and Sears against any losses, claims, damages or liabilities to which the Company or Sears may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto) necessary to make the statements therein not misleading or (in the case of any Preliminary Prospectus) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, or the Prospectus as amended or supplemented, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

                (c) Within a reasonable period after receipt by an indemnified party under subdivision (a) or (b) above of notice of the commencement of any action with respect to which indemnification is sought under such subdivision or contribution may be sought under subdivision (d) below, such indemnified party shall notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subdivision (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Class A(X) Certificates to which such loss, claim, damage or liability (or actions in respect thereof) relates and also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of such securities (before deducting expenses) received by the Company bear to the total discount or commission received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company on the one hand or the Agent on the other hand. The Company, Sears and the Agent agree that it would not be just and equitable if contribution pursuant to this subdivision (d) were determined by per capita allocation among the indemnifying parties or by any other method of allocation which does not take account of the equitable considerations referred to above in this subdivision (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Company and Sears under this Section 6 shall be in addition to any liability which the Company and Sears may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agent within the meaning of the Act; and the obligations of the

Agent under this Section 5 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                7. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

                If to the Company:

SRFG, Inc.
3711 Kennett Pike
Greenville, Delaware 19807
Attention: President and Chief Executive Officer
Telephone No.: (302) 434-3112
Telecopy No.: (302) 434-3156

                If to Sears:

Sears, Roebuck and Co.
3333 Beverly Road
Hoffman Estates, Illinois 60179
Attention: Vice President and Treasurer
Telephone No.: (847) 286-3431
Telecopy No.: (847) 286-2055

                If to the Agent:

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
World Financial Center
North Tower
New York, New York 10080
Attention: Manager-Asset Backed Finance Group
Telephone No.: (212) 449-0349
Telecopy No.: (212) 449-0915

                8. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, Sears and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Section 3 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Class A(X) Certificates shall be deemed to be a successor by reason merely of such purchase.

                9. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

                10. This Agreement and each party's obligations hereunder may be terminated by the Agent or by the Company by notice thereof to the other party at any time prior to such time as the Agent shall have arranged the purchase by any purchaser of any Class A(X) Certificates or subsequent to such time if any purchaser has defaulted on its obligation to purchase such Class A(X) Certificates; provided, however, that in the event the Company does not perform any obligation under this Agreement or any representation and warranty hereunder is incomplete or inaccurate in any respect, this Agreement and all of the Agent's obligations hereunder may be immediately terminated by the Agent by notice thereof to the Company. Notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as otherwise provided in the Section 5 relating to the payment of fees and expenses and it being further understood that the Sections relating to indemnification, limitations on the liability of indemnified parties, contribution, settlements and choice of law will survive any such termination.

                11. The representations, warranties, indemnities, and agreements of the Company and the Agent shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or the Agent or any affiliates or controlling person, and shall survive the consummation of the sale of the Class A(X) Certificates.

                12. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

                13. This Agreement incorporates the entire understanding of the parties with respect to this engagement of the Agent by the Company, and supersedes all previous agreements regarding such engagement, should they exist.

                14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                15. The Agent represents and warrants to, and agrees with, Sears and the Company that (x) it has complied and shall comply with all applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the Class A(X) Certificates in, from or otherwise involving the United Kingdom; (y) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Class A(X) Certificates in circumstances in which section 21(1) of FSMA does not apply to Sears or the Company; and (z) it has not offered or sold and, prior to the date which is six months after the date of issue of the Class A(X) Certificates will not offer or sell any Class A(X) Certificates to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995.

If the foregoing is in accordance with your understanding of our agreement, please sign and return ten counterparts hereof, whereupon this Placement Agency Agreement, along with all counterparts, will become a binding agreement among the Company, Sears, and the Agent in accordance with its terms.

Very truly yours, SRFG, INC. By: /s/Douglas C. H. Adamson SEARS, ROEBUCK AND CO. By: /s/ Larry R. Raymond
CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED By: /s/Andrew J. Coon

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